-exhibit 24-
POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jacqueline H. Rice and Andrew J. Bruischat, or either of them, the undersigneds true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Herman Miller, Inc. (the Company), Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder:

(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of July 2021.

/s/ Christopher M. Baldwin
Christopher M. Baldwin


CONFIRMING STATEMENT


This Statement confirms that the undersigned has authorized and designated Jacqueline H. Rice and Andrew J. Bruischat to execute and file on the undersigneds behalf all Forms 3, 4 and 5 (including anyamendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of Herman Miller, Inc. The authority of Jacqueline H. Rice and Andrew J. Bruischat under this Statement shall continue until the undersigned is no longer required to file Forms 4 and 5 with regard to the undersigneds ownership of or transactions in securities of Herman Miller, Inc., unless earlier revoked in writing. The undersigned acknowledges that Jacqueline H. Rice and Andrew J. Bruischat are not assuming, nor is Herman Miller, Inc. assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Dated: July 19, 2021

/s/ Christopher M. Baldwin
Christopher M. Baldwin